                                                                   Exhibit 10.17

                                 FULL RECOURSE
                                    SECURED
                                PROMISSORY NOTE


$939,800.00                                          February 28, 1997
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                                                     Walnut Creek, California


          FOR VALUE RECEIVED, William G. Barton, an individual ("MAKER") promises to pay TIER Technologies, Inc., a California corporation ("HOLDER"), or order, at 1350 Treat Boulevard, Suite 250, Walnut Creek, California or such other place as Holder may from time to time designate, in lawful money of the United States, the principal sum of nine hundred and thirty-nine thousand, eight hundred dollars ($939,800), plus interest thereon from the date hereof until paid in full, as set forth below.

          1.      Interest.  Interest on the principal sum of this Note shall
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accrue at the rate of 6.99% per annum, compounded annually, based on a 365 day year and the actual number of days elapsed.

          2.      Payments.  The entire principal sum and all accrued but unpaid
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interest and any other sums payable hereunder shall be due and payable in full on February 28, 2007.

            3.    Prepayment.  This Note may be prepaid in whole or in part, at
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any time, without penalty or premium

            4.    Application of Payments.  All payments received by Holder
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shall be applied first to accrued interest, then to other charges due with respect to this Note, the Pledge Agreement (as defined below) or any other document executed by Maker in connection therewith, and then to then-unpaid principal balance.

            5.    Security.  This Note is secured by a first priority security
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interest in 289,170 shares of TIER Technologies, Inc. Class B Common Stock, pursuant to a Stock Pledge Agreement (the "Pledge Agreement").

            6.   Default and Remedies.
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                 a.   Default.  Maker will be in default under this Note if (i)
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Maker fails to make a payment of principal and/or interest hereunder when due,
(ii) Maker breaches any other covenant or agreement under this Note, or (iii) an event of default occurs under the Pledge Agreement.

                 b.    Remedies.  Upon Maker's default, Holder may (i) upon
                       --------
fifteen (15) days' written notice to Maker, declare the entire principal sum and all accrued and unpaid interest hereunder immediately due and payable and (ii) exercise any and all of the remedies provided in the Pledge Agreement and law.

           7.     Waivers.  Except as otherwise expressly provided in the Pledge
                  -------
Agreement, Maker, and any endorsers or guarantors hereof, severally waive diligence, presentment, protest and demand and also notice of dishonor of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time without notice, and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of Maker or any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, agreed to by Holder with any person now or hereafter liable for the payment of this Note, shall affect the original liability of Maker under this Note, even if Maker is not a party to such agreement. Holder may waive its right to require performance of or compliance with any term, covenant or condition of this Note only by express written waiver.

             8.   Miscellaneous.
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                  a. Maker shall pay all costs, including, without limitation, reasonable attorneys' fees and costs incurred by Holder in collecting the sums due hereunder or in connection with the release of any security for this Note whether or not any legal action is actually filed, litigated or prosecuted to judgment or award. In the event of any action or legal proceeding concerning this Note or the enforcement of any rights hereunder, Holder shall be entitled to, in addition to any other relief to which Holder may be entitled, all legal and court costs and expenses, including reasonable attorneys' fees, incurred by Holder in connection with such action.

                  b. This Note may be modified only by a written agreement executed by Maker and Holder.

                  c.   This Note shall be governed by California law.

                  d. The terms of this Note shall inure to the benefit of and bind Maker and Holder and their respective heirs, legal representatives and successors and assigns.

                  e. Time is of the essence with respect to all matters set forth in this Note.

                  f. If this Note is destroyed, lost or stolen, Maker will deliver a new Note to Holder on the same terms and conditions as this Note, with a notation of the unpaid principal and accrued and unpaid interest in substitution of the prior Note. Holder shall furnish to Maker reasonable evidence that the Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by Maker in connection with the replacement of this Note.

                  IN WITNESS WHEREOF, Maker has executed this Note as of the date and year first above written.


                                         Maker: /s/ William G. Barton
                                               -----------------------
                                                William G. Barton

                     AMENDED AND RESTATED PLEDGE AGREEMENT


  This AMENDED AND RESTATED PLEDGE AGREEMENT ("Agreement"), dated as of August 1, 1997, is between TIER TECHNOLOGIES, INC. (the "Company"), and WILLIAM G. BARTON ("Purchaser").

WHEREAS, on February 28, 1997, Purchaser entered into that certain Promissory Note payable to Company in the amount of $939,800.00, due February 28, 2007 (the "Second Note"), secured by that certain Pledge Agreement by and between Purchaser and Company dated as of February 28, 1997 ("Pledge Agreement"); and

WHEREAS, pursuant to Section 11(b) of the Pledge Agreement, Company agreed that if at the end of any fiscal quarter, the Fair Market Value of the Pledged Collateral (as defined therein), should exceed the balance due under the Note, Company would release any excess collateral; and

WHEREAS, as of July 30, 1997, the Fair Market Value (as defined in the Pledge Agreement) of the securities under the Pledge Agreement had appreciated from $939,802.50 to $1,518,142.50; and

WHEREAS, Purchaser and Company wish to amend the Pledge Agreement in order to release the excess collateral, determined as of the date hereof:

  For good and valuable consideration and to secure the payment of Purchaser's indebtedness to Company, the parties agree as follows:

1. Purchaser's Indebtedness.

  (a) Pursuant to the terms of those certain Stock Option Agreements between the Company and Purchaser dated December 31, 1996 and February 28, 1997, respectively (the "Stock Option Agreements"), the Company has issued and sold and Purchaser has purchased two hundred and thirty thousand (230,000) shares of Class A Common Stock and one hundred and eighty thousand (180,000) shares of Class B Common Stock of the Company for an aggregate Exercise Price of nine hundred and thirty-nine thousand, eight hundred dollars ($939,800.00) (the "Purchase Price").

  (b) Pursuant to the terms of the Stock Option Agreements, the Purchase Price was paid by Purchaser by delivery of a promissory note dated as of February 28, 1997 ("the Note") payable to the order of the Company in an aggregate principal amount of nine hundred and thirty-nine thousand, eight hundred dollars ($939,800.00).

  (c) One hundred and seventy-nine thousand, ten (179,010) shares of Class B Common Stock of the Company, which are currently owned by Purchaser, shall serve as the
security for the Note (the "Shares").   As of the date hereof, the Fair
Market Value (as defined in Section 11 hereto) of the Shares is $939,802.50.

2. Pledge. Purchaser hereby pledges to the Company, and grants to the Company a security interest in, the following (the "Pledged Collateral"): (i) the Shares and the certificates representing the Shares; and (ii) securities of the Company associated with the Shares issued in connection with any stock dividend or stock split, or securities of the Company issued in connection with a recapitalization, merger, reorganization or similar transaction.

3. Security for Obligations.

  (a) This Agreement secures the payment of all of Purchaser's present and future obligations, duties, and liabilities under the Note and under this Agreement (all referred to as the "Obligations").

  (b) This Agreement shall create continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations; (ii) be binding upon Purchaser and his successors and assigns; and (iii) inure to the benefit of the Company and its successors, transferees, and assigns.

4. Delivery of Pledged Shares. All certificates or instruments representing or evidencing the Shares shall be held by or on behalf of the Company under this Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Company. If Purchaser fails to perform any Obligation contained in this Agreement, the Company may itself perform, or cause performance of, that Obligation, and the expenses of the Company incurred in connection with that performance shall be payable by Purchaser under Section 9.

5. Representations and Warranties. Purchaser represents and warrants as follows:

  (a) Purchaser is the legal, record, and beneficial owner of the Pledged Collateral free and clear of any lien on the Pledged Collateral except for the security interest created by this Agreement and the other terms and conditions set forth in the Stock Option Agreements.

  (b) The pledge of the Pledged Collateral under this Agreement creates a valid and perfected first priority interest in the Pledged Collateral, securing the payment of the Obligations.

  (c) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
(i) for the pledge by Purchaser of the Pledged Collateral under this Agreement or for the execution, delivery, or performance of this Agreement by Purchaser; or (ii) for the exercise by the Company of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral under this Agreement (other than restrictions under any federal or state securities law applicable to the offer or sale of unregistered securities).

6. Rights in Absence of Default.

  (a) So long as there has been and is no Event of Default: (i) involving failure to make the payment described in Section 2 of the Note, or (ii) involving the voluntary placement by Purchaser of a lien upon all or a significant portion of the Pledged Collateral:

  (i) Purchaser shall be entitled to exercise any and all voting and other consensual rights pertaining to any or all of the Shares.

  (ii) Securities of the Company associated with the Shares issued in connection with any stock dividend or stock split, or securities of the Company issued in connection with a recapitalization, merger, reorganization or similar transaction shall be immediately delivered to the Company as Pledged Collateral in the same form as so received (with any necessary endorsement). Any other dividends, distributions, or interest paid or payable in respect of, or instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Pledged Collateral shall constitute, and shall be paid to the Purchaser.

  (iii) The Company shall execute and deliver (or cause to be executed and delivered) to Purchaser all such proxies and other instruments as Purchaser may reasonably request for the purpose of enabling him to exercise the voting and other rights that he is entitled to exercise pursuant to paragraph (i) of this
Section 6(a).

  (b) When and so long as there is an Event of Default (i) involving failure to make the payment described in Section 2 of the Note, or (ii) involving the voluntary placement by Purchaser of a lien upon all or a significant portion of the Pledged Collateral, all rights of Purchaser to exercise the voting and other rights that he would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall cease, and all those rights shall become vested in the Company, which shall then have the sole right to exercise those voting and other rights.

7. Transfers and Liens. Purchaser agrees that he will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Company; or (ii) voluntarily create any lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement and any other restrictions set forth in the Stock Option Agreements.

8. Events of Default; Remedies upon Default.

  (a) The following shall constitute Events of Default ("Events of Default") under this Agreement:

  (i) If Purchaser fails to perform or observe any term, covenant, or Obligation under this Agreement or the Note, or if any representation or warranty made by Purchaser in this Agreement or the Note is untrue or misleading in any material respect as of the date with respect to which that representation or warranty was made;

  (ii) If a notice of lien, levy, or assessment is filed or recorded with respect to all or a substantial part of the Pledged Collateral, except for a lien that relates to current taxes not yet due and payable, and if the applicable claim is not discharged or satisfied within ninety (90) days of Purchaser's actual knowledge of that filing or recordation (such effected Pledged Collateral shall hereinafter be referred to as the "Effected Collateral");

  (iii) If all or a substantial part of the Pledged Collateral is attached, seized, or subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors, and that Pledged Collateral is not returned to Purchaser or the writ, distress warrant, or levy is not dismissed, stayed, or lifted within ninety (90) days (such effected Pledged Collateral shall hereinafter be referred to as the "Effected Collateral").

  (iv) Provided; however, with respect to subparagraphs 8(a)(ii) and (iii) hereto, that if prior to the end of such ninety (90) day period, Purchaser provides the Company with additional collateral to secure the Note with a Fair Market Value (as defined in Section 11 hereto) equal to or exceeding the Fair Market Value of the Effected Collateral, which collateral may be Shares or cash (or such other collateral, subject to the consent of the Company, which consent shall not be unreasonably withheld) at the discretion of Purchaser and which collateral Purchaser hereby agrees shall be subject to the terms of this Agreement, no Event of Default shall be deemed to have occurred.

  (b) When and so long as there is any Event of Default, the Company may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Agreement or otherwise available to it, all the rights and remedies of a secured party upon a default under the Uniform Commercial Code in effect in the State of California at that time.

  (c) Notwithstanding anything else contained herein to the contrary, so long as there has been and is no Event of Default: (i) involving failure to make the payment described in Section 2 of the Note, or (ii) involving the voluntary placement by Purchaser of a lien upon all or a significant portion of the Pledged Collateral, Purchaser shall be entitled to exercise any and all voting and other consensual rights pertaining to any or all of the Shares.

9. Expenses. On demand, Purchaser will pay the Company all reasonable expenses, including attorneys' fees and costs, which the Company may incur in connection with (i) the exercise or enforcement of any of the rights of the Company under this Agreement; or (ii) Purchaser's failure to perform or observe any of the provisions of this Agreement.

10. Security Interest Absolute. All rights and security interests of the Company, and all Obligations of Purchaser, under this Agreement shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Note or any other agreement or instrument relating to it;
(ii) any change in the time, manner, or place of payment of, or in any other term of, any of the Obligations, or any other amendment or waiver of or consent to any departure from the Note; (iii) any exchange, release, or non-perfection of any other collateral, or any release, amendment, or waiver of any of the Obligations; or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Purchaser in respect of the Obligations or of this Agreement.

11. Adjustments; Release of Security.  The Company and Purchaser hereby agree:

          (a) If at the end of any fiscal quarter of the Company, the Fair Market Value of the Pledged Collateral is less than the Purchase Price, the Company shall notify Purchaser within ten (10) days. Purchaser shall, within forty-five (45) days of receipt of such notice, deposit with the Company such additional cash, shares of common stock of the Company, or both, at the option of the Purchaser, with a value equal or greater than the deficiency, which additional collateral shall be subject to the terms of this Agreement.

          (b) If at the end of any fiscal quarter of the Company, the Fair Market Value of the Pledged Collateral is greater than the balance due under the Note (the "Excess Collateral"), upon ten (10) days notice, Purchaser may withdraw or cause the withdrawal of all or a portion of the Excess Collateral, provided that no fractional Shares shall be released pursuant to this subparagraph 11(b). In lieu of any fractional Shares to which Purchaser would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Fair Market Value.

          (c) Upon fifteen (15) days prior written notice from Purchaser of his intent to sell all or a portion of the Pledged Collateral, the Company may release such Pledged Collateral (such Pledged Collateral shall be referred to herein as the "Released Collateral"), provided that prior to such release Purchaser provides the Company with an undertaking that Purchaser will pay to the Company in cash an amount equal to the Fair Market Value of such Released Collateral and any interest relating thereto under the Note as of the date of such payment (which payment shall be reflected in the balance due to the Company from Purchaser under the Note) within five (5) business days of such sale.

          (d) For the purposes of this Agreement, the term "Fair Market Value" shall mean; (i) if the Company's stock is not publicly traded on a national securities exchange or the Nasdaq National Market System, as determined by the most recent third-party valuation relating to the Shares, or (ii) if the Company's stock is publicly traded on a national securities exchange or the Nasdaq National Market System, as determined by the most recent closing price of the Company's stock.

12. Further Assurances. Purchaser agrees that at any time and from time to time, at his expense, Purchaser will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Company may request, in order to perfect and protect any security interest granted or purported to be granted by this Agreement or to enable the Company to exercise and enforce its rights and remedies under this Agreement with respect to any Pledged Collateral.

13. Entire Agreement; Amendment; Waiver. This Agreement, the Note, Stock Option Agreements and the Company's 1996 Equity Incentive Plan, embody the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements with respect to that subject matter. This Agreement may not be amended or modified except in a writing signed by both parties. No waiver of any provision of this Agreement shall be deemed to, or shall, operate as a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the party making the waiver.

14. Notices. All notices and other communications provided for under this Agreement shall be given as follows:

If to the Company:
                            TIER TECHNOLOGIES, INC.
                        1350 Treat Boulevard, Suite 250
                             Walnut Creek, CA 94596
                         Attn:  Chief Financial Officer

If to the Purchaser:
                               WILLIAM G. BARTON
                               5248 Boulder Court
                               Concord, CA 94521

15. Captions. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement. Unless the context requires otherwise, all references in this Agreement to Sections are to the sections of this Agreement.

16. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts wholly made and performed in the State of California. Unless otherwise defined above, terms defined in Division 9 of the Uniform Commercial Code as adopted in the State of California are used in this Agreement with their statutory meanings.

The parties have duly executed this Agreement as of the date first written above.

TIER TECHNOLOGIES, INC.



By: /s/ George K. Ross
   --------------------------------
      George K. Ross
Its:  Chief Financial Officer and
      Senior Vice President



WILLIAM G. BARTON



/s/ William G. Barton
-----------------------------------
William G. Barton

                           STOCK POWER AND ASSIGNMENT
                        SEPARATE FROM STOCK CERTIFICATE


  FOR VALUE RECEIVED and pursuant to that certain PLEDGE AGREEMENT dated as of August 1, 1997 (the "Agreement"), the undersigned hereby sells, assigns, and transfers to TIER Technologies, Inc., __________ (__________) shares of Class A Common Stock and ____________________________ (____________) shares of Class B
Common Stock of TIER TECHNOLOGIES, INC., a California corporation ("the Company"), standing in the undersigned's name on the books of the Company represented by Certificate No(s). ______ delivered herewith. The undersigned does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned's attorney-in-fact, with full power of substitution, to transfer this stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT.


DATED:  August 1, 1997


WILLIAM G. BARTON



/s/ William G. Barton
----------------------------
William G. Barton


Instructions: Please sign this Stock Power above, but do not fill in any blanks other than the signature lines.

The purpose of this Stock Power and Assignment Separate from Stock Certificate is to enable the Company to acquire the Shares in accordance with the terms of the Agreement.